Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into as of [•], by and between Crane Holdings, Co., a Delaware corporation (“Crane NXT”), and Crane Company, a Delaware corporation (“Crane Company”) (each a “Party” and together, the “Parties”). All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Separation and Distribution Agreement (defined below).

RECITALS

WHEREAS, Crane Company and Crane NXT have entered into that certain Separation and Distribution Agreement, dated as of [•] (the “Separation and Distribution Agreement”), pursuant to which, in accordance with the Internal Reorganization, Crane Holdings, Co. (which will be renamed “Crane NXT, Co.” following the Distribution) is being separated into two separate, independent, publicly-traded companies: (i) one comprising the P&M Technologies Business, which continues to be owned and conducted, directly or indirectly, by Crane NXT; and (ii) one comprising the Other Businesses, which is owned and conducted directly or indirectly by Crane Company, all of the common stock of which is being distributed to the Crane NXT stockholders; in each of the foregoing, all on the terms and conditions set forth in the Separation and Distribution Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation and Distribution Agreement, Crane Company agreed to provide to Crane NXT certain services during a transition period commencing as of the Effective Time, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATION

Section 1.1 General. As used in this Agreement, the following terms shall have the meanings set forth in the following Sections. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Separation and Distribution Agreement.

“Additional Services”	Section 2.1(d)	“Personnel”	Section 3.5(a)

“Agreement”	Preamble	“Project Manager”	Section 2.5(a)

“Crane Company”	Preamble	“Reference Period”	Section 2.1(d)

“Crane NXT”	Preamble	“Schedule” and “Schedules”	Section 2.1(a)

“Delaware Courts”	Section 8.15(b)	“Service” and “Services”	Section 2.1(a)

“Fees”	Section 3.2(a)	“Service Period”	Section 4.1

“Force Majeure Events”	Section 5.1	“Service Provider” and “Service Providers”	Section 2.1(a)

“Indemnified Parties”	Section 6.3(a)	“Service Recipient” and “Service Recipients”	Section 2.1(a)

“Indemnifying Party”	Section 6.3(a)	“Separation and Distribution Agreement”	Recitals

“Networks”	Section 3.5(a)	“Term”	Section 4.1

“Party” and “Parties”	Preamble

ARTICLE II

AGREEMENT TO PROVIDE AND ACCEPT SERVICES

Section 2.1 Provision of Services.

(a) On the terms and subject to the conditions contained in this Agreement and on the schedules hereto (each a “Schedule” and collectively, the “Schedules”), Crane Company shall provide, or shall cause its Affiliates or Third Parties designated by it (such designated Affiliates and Third Parties, together with Crane Company, in its role as a service provider, referred to, each individually, as a “Service Provider” and, collectively, as the “Service Providers”) to provide to the Crane NXT Group (the members of such group in their role as a service recipient referred to, each individually, as a “Service Recipient” and, collectively, as the “Service Recipients”) the services set forth on Schedules 1-[•] (each a “Service” and collectively, the “Services”).

(b) Crane Company, in its role as Service Provider, shall make, in its sole discretion, any decisions as to which of the Service Providers (including the decisions to use Third Parties as designee Service Providers) shall provide each of the Services; provided, that Crane Company shall remain liable for the acts and omissions of Services Providers designated by it in relation to provision of Services under, and compliance with, this Agreement.

(c) Each Service shall be provided in exchange for the consideration for the applicable Fee.

(d) If, within ninety (90) days following the Effective Time, a Service Recipient identifies a service that a Service Provider provided to it at any time during the twelve (12) month period prior to the Effective Time (the “Reference Period”), and such service (i) is not required to be provided to Service Recipient under Schedules 1-[•] or any other Ancillary Agreements, and (ii) is reasonably required by the Service Recipient in order to continue to operate the P&M Technologies Business, in substantially the same manner in which the P&M Technologies Business was operated prior to the Effective Time, the Service Recipient may request that the Service Provider provide, or cause to be provided, such requested services (such additional service, an “Additional Service”). The Service Provider shall negotiate with the Service Recipient in good faith to provide, or to cause to be provided, such requested Additional Service on commercially reasonable terms consistent with the principles (including calculation methodology for applicable Fees) underlying the service terms of the Services. In the event that the Parties reach an agreement with respect to providing such Additional Services, the Parties shall amend the applicable Schedules in writing to include such Additional Services (including the incremental Fees and service period with respect to such Additional Services), and such Additional Services shall be deemed Services under this Agreement from the date of such amendment.

Section 2.2 Reliance. The Service Providers shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented by the Service Recipients in connection with this Agreement. No Service Provider shall be liable for any impairment of any Service to the extent caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from the Service Recipients that is required or reasonably requested regarding that Service; provided that the Service Provider has notified the Service Recipient of the inadequacy of the information (solely to the extent the Service Provider has actual knowledge of such inadequacy) and used commercially reasonable efforts to provide such Service despite such inadequacy.

Section 2.3 Cooperation.

(a) The Service Providers and the Service Recipients shall, and shall cause their respective Affiliates to, cooperate with each other in all reasonable respects in matters relating to the provision and receipt of the Services.

(b) The applicable Service Recipient shall (i) make available on a timely basis to the Service Providers all information and materials reasonably requested by such Service Providers to enable such Service Providers to provide the applicable Services, and (ii) provide to the Service Providers reasonable access to the premises of the applicable Service Recipient and any of its Affiliates to the extent necessary for such Service Providers to provide the applicable Services to the Service Recipient; provided, that such access shall be subject to the Service Recipient’s reasonable and applicable policies and procedures that are provided to the applicable Service Provider in advance.

Section 2.4 Disclaimer of Warranty.

(a) EACH OF CRANE NXT (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE CRANE NXT GROUP) AND CRANE COMPANY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE CRANE COMPANY GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER OF THE PARTIES MAKES ANY REPRESENTATIONS OR WARRANTIES IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES (EXPRESS OR IMPLIED, INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, ENFORCEABILITY, NON-DILUTION, VALIDITY, OR COMMERCIAL UTILITY), AS TO THE SERVICES CONTEMPLATED HEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH, OR ANY OTHER MATTER CONCERNING ANY ASSETS OR BUSINESS OF SUCH PARTY. ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR FOREIGN LAWS), ARE HEREBY DISCLAIMED.

(b) Each of Crane NXT (on behalf of itself and each member of the Crane NXT Group) and Crane Company (on behalf of itself and each member of the Crane Company Group) further understands and agrees that if: (i) the disclaimer of express or implied representations and warranties contained in Section 2.4(a) is held unenforceable or is unavailable for any reason under the Laws of any jurisdiction outside the United States; or (ii) under the Laws of a jurisdiction outside the United States, both Crane NXT or any member of the Crane NXT Group, on the one hand, and Crane Company or any member of the Crane Company Group, on the other hand, are jointly or severally liable for any Crane NXT Liability or any Crane Company Liability, respectively; then the Parties intend and agree that, notwithstanding any Law or provision to the contrary under the Laws of such applicable foreign jurisdictions, the provisions of this Agreement (including the disclaimer of all representations and warranties, allocation of Liabilities among the Parties and their respective Affiliates, releases, indemnification and contribution of Liabilities) shall prevail for any and all purposes among the Parties and their respective Affiliates.

Section 2.5 Governance.

(a) Each Party shall designate an individual to serve as a project manager for such Party (a “Project Manager”). The Project Manager for each Party shall facilitate day-to-day communications and orderly provision and receipt of the Services under and in accordance with this Agreement. Each Party must promptly designate a replacement Project Manager in the event that its Project Manager is no longer employed by a Party or is unable to continue his or her role as a Project Manager.

Section 2.6 Personnel. The Service Provider shall have the right to determine the personnel, assets, and other resources used to provide the Services, as well as the manner in which Service Provider provides the Services. The Service Recipients shall comply with all applicable Laws in connection with its receipt of the Services.

ARTICLE III

TERMS AND CONDITIONS; PAYMENT

Section 3.1 Terms and Conditions of Services.

(a) Unless otherwise agreed by the Parties in writing, (i) the Service Providers shall be required to perform the Services using substantially the same quality, efficiency and standard of care as used in performing such Services during the Reference Period, and (ii) the Services shall be used by the Service Recipients for substantially the same purposes and in substantially the same time, place and manner as the Services have been used during the Reference Period; provided, however, that in no event shall the scope of any of the Services required to be performed hereunder exceed that described on the applicable Schedule. Each Party shall comply with all Laws applicable to the provision and receipt of Services pursuant to this Agreement. In no event shall any Service Provider be required to provide any Service that it reasonably believes does not comply with applicable Law; provided, that Service Provider shall promptly notify Service Recipient of any such Service that it reasonably believes does not comply with applicable Law, and the Parties shall work together to agree upon and implement a commercially reasonable alternative arrangement to provide Service Recipient the intended benefit of the relevant Services in a manner that complies with applicable Law (with all costs associated with implementing and providing such reasonable alternative arrangement to be borne by the Service Recipient). EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT THE SERVICE PROVIDERS SHALL NOT OWE ANY FIDUCIARY OR OTHER DUTIES (INCLUDING ANY DUTY OF LOYALTY OR DUTY OF CARE) TO THE SERVICE RECIPIENTS IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES TO THE MAXIMUM EXTENT PERMITTED BY LAW.

(b) Notwithstanding anything to the contrary in this Agreement, Service Recipient acknowledges that the Service Provider may be providing services similar to the Services it provides for itself and its Affiliates, and the Service Provider reserves the right to modify the Services to the extent such modifications (i) are applicable to all other recipients of the Services or services similar to the Services or (ii) are reasonably necessary to comply with applicable Law or requirements of Governmental Authorities; provided, that the Service Provider shall provide substantially the same advance notice of such modifications to the Service Recipient as the Service Provider provides to its Affiliates (to the extent legally permissible).

(c) The Service Recipients acknowledge that the Services provided hereunder are transitional in nature and are furnished by the Service Providers for the purpose of facilitating the transactions contemplated by the Separation and Distribution Agreement. The Service Recipients further acknowledge that the Service Providers are not in the business of providing Services to third parties and will not provide the Services beyond the Term (or the applicable Service Period). The Service Recipients agree to transition to their own internal organization or other third party service providers the provision of each of the Services as promptly as reasonably practicable, but in no case later than the expiration or termination of the Term (and the applicable Service Period).

(d) Under no circumstances shall any Service Provider be obligated to provide any service requiring an opinion, advice or representation (e.g., legal opinions or advice, or tax opinions or advice).

(e) Any Service Provider shall have the right, consistent with practices immediately prior to the Effective Time, to shut down temporarily for maintenance purposes the operation of the systems or facilities providing any Service whenever, in such Service Provider’s discretion, such action is necessary; provided, that such Service Provider shall provide written notice of any such shutdown to the Service Recipient as reasonably in advance of such shutdown as practicable. Such Service Provider shall be relieved of its obligations to provide the Services affected by such shutdown during the period that its systems or facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown.

(f) Crane Company shall use commercially reasonable efforts to obtain any Consents from Third Parties that are necessary in order to provide the Services, and upon request by Crane Company, the Service Recipients shall use commercially reasonable efforts to cooperate with Crane Company in furtherance of the foregoing. If any such Consent is not obtained, the Service Providers shall not be required to provide such Services but the Parties shall work together to agree upon and implement a commercially reasonable alternative arrangement to provide Service Recipient the intended benefit of the relevant Services. All costs associated with obtaining such Consents (including any amounts required to be paid to any Third Party for such Consent) shall be borne one-half each by Crane NXT and Crane Company; provided that Crane NXT shall have the right to instruct Crane Company to not pay for any such Consent, in which case the Service Providers shall have no obligation to provide any Service for which such Consent is required. All costs associated with implementing and providing a reasonable alternative arrangement shall be borne by Crane NXT.

Section 3.2 Payments.

(a) Each month, Crane Company shall deliver a statement to the Service Recipients for Services provided to the Service Recipients during the preceding month, and each such statement shall set forth a brief description of each such Service and the amounts charged for such Service based on the consideration set forth for such Service in the applicable Schedule, and as otherwise agreed by the Parties in writing (collectively, the “Fees”), as well as any Taxes, duties, imposts, charges, fees or other levies due and owing in accordance with Section 3.3. The aggregate of such amounts shall be due and payable by the Service Recipient within thirty (30) days after the date of receipt of such statement.

(b) At Crane Company’s option, any or all of its designee Service Providers may individually invoice a Service Recipient for the Services that such designee Service Provider has provided during the preceding month to such Service Recipient. Any amounts so invoiced by a designee Service Provider shall not be included on any invoice delivered by Crane Company.

(c) All invoices shall be denominated and paid in U.S. dollars unless (a) the Service Recipient had, during the Reference Period, been invoiced or paid for such Services in a different currency or (b) otherwise indicated on the applicable Schedule, in which case such invoices shall be denominated and paid in such different currency.

(d) At the Service Recipient’s request, Crane Company will provide reasonably detailed supporting documentation for the Fees invoiced to the Service Recipient hereunder and will respond promptly to any questions that the Service Recipient may have regarding such documentation and the related Fees. In the event that the Service Recipient disputes any Fees invoiced hereunder, such Disputes shall be handled in accordance with Section 8.15.

Section 3.3 Taxes.

(a) Except as expressly noted therein, the amounts set forth on the Schedules as the applicable consideration with respect to each Service do not include any Taxes, duties, imposts, charges, fees or other levies of whatever nature assessed on the provision of the Services. All Taxes, duties, imposts, charges, fees or other levies imposed by applicable Law assessed on the provision of the Services (other than income taxes payable by a Service Provider on the Fees received hereunder) shall be the responsibility of the Service Recipients in addition to the Fees payable by such Service Recipients in accordance with Section 3.2. The Service Recipients shall promptly reimburse the Service Providers for any Taxes, duties, imposts, charges, fees or other levies (other than income taxes payable by a Service Provider on the Fees received hereunder) imposed on the Service Providers or which the Service Providers shall have any obligation to collect with respect to or relating to this Agreement or the performance by a Service Provider of its obligations hereunder, along with interest and penalties related thereto to the extent such interest or penalties are related to the actions or inactions of the Service Recipients. Such reimbursement shall be in addition to the amounts required to be paid as set forth on the applicable Schedule and shall be made in accordance with Section 3.2. The Service Recipients and Service Providers agree to reasonably cooperate (i) to provide exemption certificates where available (and otherwise to take any action reasonably requested by the other Party in order to minimize any Taxes imposed on the sale of the Services) and (ii) to calculate any applicable sales and use Taxes and to make payment thereof directly to the appropriate taxing authority.

(b) All payments by the Service Recipients under this Agreement shall be made without set-off and without any deduction or withholding for any Taxes, duties, imposts, charges or fees or other levies, unless the obligation to make such deduction or withholding is imposed by Law. The Service Providers shall reasonably cooperate with the Service Recipients to determine whether any such deduction or withholding applies to the payments hereunder, and if so, shall further reasonably cooperate to minimize applicable deduction or withholding.

Section 3.4 Use of Services. The Service Recipients shall not resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the conduct of the operations of the P&M Technologies Business.

Section 3.5 Network Access.

(a) The Service Provider may provide the Service Recipients with access to the Service Provider’s or its Affiliates’ computer hardware, computer software and information technology systems, including the data they contain (collectively, “Networks”) via a secure method selected by the Service Provider. The Service Recipients shall only use (and will ensure that their employees, agents and subcontractors (collectively, “Personnel”) only use), and shall only have access to, the Networks for the purpose of receiving, and only to the extent required to receive, the Services. The Service Recipients shall not permit their Personnel to use or have access to the Networks except to the extent that (i) such Personnel (or such Personnel’s functional equivalent) had access to the Networks prior to the Effective Time, or (ii) the Service Provider has given prior written approval for such access.

(b) The Service Recipients shall cause all of the Service Recipients’ Personnel having access to the Networks in connection with receipt of a Service to comply with all security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of the Service Provider which the Service Provider provides or makes available to the Service Recipients.

(c) The Service Recipients shall not, and shall cause their Personnel not to: (i) use the Networks to develop software, process data or perform any work or services other than for the purpose of receiving the Services; (ii) break, interrupt, circumvent, adversely affect or attempt to break, interrupt, circumvent or adversely affect any security system or measure of the Service Provider; (iii) obtain, or attempt to obtain, access to any hardware, software or data stored in the Networks except to the extent necessary to receive the Services; or (iv) use, disclose or give access to any part of the Networks to any Third Party, other than their agents and subcontractors authorized by the Service Provider in accordance with this Section 3.5. All user identification numbers and passwords for the Networks disclosed to the Service Recipients, and any information obtained from the use of the Networks, shall be deemed Confidential Information of the Service Provider for purposes of Section 8.1.

(d) If a Service Recipient or its Personnel breach any provision of this Section 3.5, such Service Recipient shall promptly notify the Service Provider of such breach and cooperate as requested by such Service Provider in any investigation and mitigation of such breach.

Section 3.6 Intellectual Property. The Service Recipients acknowledge that they will not acquire any right, title or interest (including any license rights or rights of use) in any Intellectual Property that is owned or licensed by any Service Provider or created by or for any Service Provider under this Agreement or by reason of the provision of the Services provided under this Agreement.

ARTICLE IV

TERM OF SERVICES

Section 4.1 Term of Services; Early Termination of Services. The provision of Services shall commence as of the Effective Time and shall continue until the date indicated for each such Service on the applicable Schedule unless terminated earlier pursuant to Section 4.2 or ARTICLE VII or extended pursuant to Section 4.3 (the “Service Period”). This Agreement shall be effective as of the Effective Time and terminate upon the termination or expiration of all Service Periods, unless earlier terminated in accordance with the terms hereof and, in any event, no later than eighteen (18) months after the Effective Time (the “Term”).

Section 4.2 Early Termination of Services. Unless otherwise set forth in the applicable Schedule, any Service may be terminated prior to the end of the applicable Service Period by the Service Recipient upon not less than thirty (30) days’ prior written notice specifying the date termination is to be effective; provided, that the Service Recipients acknowledge and agree that in the event that any Service is dependent on the Service being terminated, such dependent Service shall be automatically terminated simultaneously with the termination of the Service on which it is dependent. After any early termination of a Service, the Service Provider shall have no obligation to reinstate such Service at a time subsequent to the effective date of such termination.

Section 4.3 Extension of Services. The term indicated for each Service on the applicable Schedule may not be extended except to the extent expressly set forth in such Schedule, as applicable. To the extent the applicable Schedule for a Service expressly permits extension of such Service, such Service may be extended by the Service Recipient upon written notice provided to the Service Provider at least thirty (30) days prior to the end of the then-current term.

ARTICLE V

FORCE MAJEURE

Section 5.1 Force Majeure. No Service Provider shall be liable for any loss or damages or other Liabilities whatsoever arising out of any interruption of Service or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods or other extreme weather event, epidemics, pandemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of such Service Provider (collectively, “Force Majeure Events”). In any such event, any affected Service Provider obligations under this Agreement shall be postponed for such time as its performance is suspended or delayed on account of such Force Majeure Event. The Service Provider will promptly notify the Service Recipient, either orally or in writing, upon learning of the occurrence of such Force Majeure Event. Upon the cessation of the Force Majeure Event, such Service Provider will use commercially reasonable efforts to resume its performance as soon as reasonably practicable. In the event that any Force Majeure Event prevents performance of any Services in accordance with this Agreement for more than fifteen (15) consecutive days, the Service Recipient shall be entitled to terminate such Services upon notice to the Service Provider without payment of any additional fees, costs or expenses in connection with such termination except for Fees for Services rendered prior to such Force Majeure Event.

ARTICLE VI

LIABILITIES

Section 6.1 Consequential and Other Damages. EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH ANY THIRD PARTY CLAIM THAT IS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN SECTION 6.3, IN NO EVENT SHALL CRANE NXT, CRANE COMPANY OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS BE LIABLE UNDER THIS AGREEMENT FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, AND IN NO EVENT SHALL CRANE NXT, CRANE COMPANY OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS BE LIABLE UNDER THIS AGREEMENT FOR LOST PROFITS, OPPORTUNITY COSTS, DIMINUTION IN VALUE OR DAMAGES BASED UPON A MULTIPLE OF EARNINGS OR SIMILAR FINANCIAL MEASURE, EVEN IF UNDER APPLICABLE LAW SUCH LOST PROFITS, OPPORTUNITY COSTS, DIMINUTION IN VALUE, OR SUCH DAMAGES WOULD NOT BE CONSIDERED CONSEQUENTIAL OR SPECIAL DAMAGES, AND EVEN IF THE APPLICABLE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 6.2 Limitation of Liability. EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH ANY THIRD PARTY CLAIM THAT IS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN SECTION 6.3, CRANE COMPANY’S AND ITS AFFILIATES’ LIABILITY WITH RESPECT TO ITS ROLE AS A SERVICE PROVIDER UNDER THIS AGREEMENT OR ANY ACT OR FAILURE TO ACT IN CONNECTION WITH ITS ROLE AS A SERVICE PROVIDER UNDER THIS AGREEMENT (INCLUDING THE PERFORMANCE OR BREACH HEREOF), OR FROM THE SALE, DELIVERY, PROVISION OR USE OF ANY SERVICE PROVIDED UNDER OR COVERED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE FEES ACTUALLY PAID TO CRANE COMPANY AND ITS AFFILIATES PURSUANT TO THIS AGREEMENT.

Section 6.3 Indemnification.

(a) Each Party (the “Indemnifying Party”) shall indemnify, defend, release, discharge and hold harmless the other Party and its Affiliates and their respective current and former directors, officers, members, managers, representatives, employees and agents and each of the heirs, executors, successors and permitted assigns of any of the foregoing (collectively, the “Indemnified Parties”) from and against all Indemnifiable Losses actually suffered or incurred by the Indemnified Parties to the extent relating to, arising out of or resulting from the Indemnifying Party’s material breach of this Agreement, fraud or willful misconduct.

(b) In the event that any claim or Proceeding is threatened in writing or commenced by a Third Party involving a claim for which a Party may be required to provide indemnification pursuant to this Agreement, the indemnification procedures set forth in Section 6.4 of the Separation and Distribution Agreement hereby are incorporated herein, mutatis mutandis.

ARTICLE VII

TERMINATION

Section 7.1 Termination.

(a) Notwithstanding anything in this Agreement to the contrary, the obligation of any Service Provider to provide or cause to be provided any Service shall cease on the earlier to occur of (i) the date on which the applicable Service Period is terminated or expires pursuant to ARTICLE IV, or (ii) the end of the Term (including in the event this Agreement is terminated by any Party in accordance with the terms of Section 7.1(b)). This Agreement shall terminate, and all provisions of this Agreement shall be of no further force and effect, except for the provisions set forth in Section 7.3, on the date on which all Services under this Agreement have expired or been terminated.

(b) Each Party shall have the right to terminate this Agreement at any time upon written notice to the other Party and pursue any remedies available to it at law or in equity if (i) such other Party becomes insolvent or is adjudicated as bankrupt, or (ii) any action is taken by such other Party or by others against such other Party under any insolvency, bankruptcy or reorganization act, or if such other Party makes an assignment for the benefit of creditors, or a receiver is appointed for such other Party.

Section 7.2 Sums Due. In the event of a termination or expiration of this Agreement, the Service Providers shall be entitled to the payment of, and the Service Recipients shall within thirty (30) days of receipt of an invoice therefor pay to the Service Providers, all accrued amounts for Services, Taxes and other amounts due under this Agreement as of the date of termination or expiration.

Section 7.3 Effect of Termination. Section 2.4, Section 3.2, Section 7.2, this Section 7.3, ARTICLE VI and ARTICLE VIII shall survive any termination or expiration of this Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Confidentiality. Section 7.5 of the Separation and Distribution Agreement shall govern the treatment of any Confidential Information disclosed under this Agreement.

Section 8.2 Independent Contractor. Each of Crane NXT, Crane Company, the Service Providers and the Service Recipients shall be an independent contractor in the performance of its respective obligations hereunder. Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or a relationship of principal and agent or of employer and employee between Crane NXT and Crane Company, or between any Service Provider and a Service Recipient.

Section 8.3 Complete Agreement; Interpretation. This Agreement (including the Schedules attached hereto), the Separation and Distribution Agreement and the other Ancillary Agreements (and the exhibits and schedules thereto) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any Schedule, the terms and conditions of such Schedule shall control. Notwithstanding anything to the contrary in this Agreement, in the case of any conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall control, except with respect to the provision of support and other Services after the Effective Time by the Crane Company Group to the Crane NXT Group, in which case the provisions of this Agreement shall control. Section 1.2 of the Separation and Distribution Agreement hereby is incorporated herein, mutatis mutandis.

Section 8.4 Counterparts. This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile, by e-mail in portable document format (.pdf) or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

Section 8.5 Notices. All notices, requests, claims, demands and other communications under this Agreement, as between the Parties, shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by electronic e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.5):

If to Crane NXT:

Crane NXT, Co.

300 First Stamford Place

Stamford, CT 06902

Attn: General Counsel

E-mail: [•]

If to Crane Company:

Crane Company

100 First Stamford Place

Stamford, CT 06902

Attn: General Counsel

E-mail: adiorio@craneco.com

Section 8.6 Waiver.

(a) Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b) No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 8.7 Modification or Amendment. This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

Section 8.8 No Assignment; Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit, of the Parties and their permitted successors and assigns. No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other Party, which such Party may withhold in its absolute discretion, except that (i) each Party may assign any or all of its rights and interests hereunder to an Affiliate thereof and (ii) each Party may assign any of its obligations hereunder to an Affiliate thereof; provided, however, that such assignment shall not relieve such Party of any of its obligations hereunder unless agreed to by the non-assigning Party, and any attempt to do so shall be ineffective and void ab initio. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective successors and permitted assigns.

Section 8.9 No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement, the Separation and Distribution Agreement or any other Ancillary Agreement (including adversely affecting the rights or ability of any Party to successfully pursue indemnification, contribution or payment pursuant to Section 6.3).

Section 8.10 Subsidiaries. Each of the Parties shall cause (or with respect to an Affiliate that is not a Subsidiary, shall use commercially reasonable efforts to cause) to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time. This Agreement is being entered into by Crane NXT and Crane Company on behalf of themselves and the members of their respective Groups (the Crane NXT Group and the Crane Company Group). This Agreement shall constitute a direct obligation of each such entity and shall be deemed to have been readopted and affirmed on behalf of any Business Entity that becomes an Affiliate of such Party on and after the Effective Time. Either Party shall have the right, by giving notice to the other Party, to require that any Subsidiary of the other Party execute a counterpart to this Agreement to become bound by the provisions of this Agreement applicable to such Subsidiary.

Section 8.11 Third Party Beneficiaries. Except as provided in Section 6.3 relating to Indemnified Parties, this Agreement is solely for the benefit of each Party and its respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person, and should not be deemed to confer upon any Third Party any remedy, claim, liability, reimbursement, Proceedings or other right in excess of those existing without reference to this Agreement.

Section 8.12 Titles and Headings. Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 8.13 Schedules. The Schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Nothing in the Schedules constitutes an admission of any liability or obligation of any member of the Crane NXT Group or the Crane Company Group or any of their respective Affiliates to any Third Party, nor, with respect to any Third Party, an admission against the interests of any member of the Crane NXT Group or the Crane Company Group or any of their respective Affiliates.

Section 8.14 Governing Law. This Agreement, and all actions, causes of action or claims of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be related to, arising out of or resulting from this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action or claim of any kind related to, arising out of or resulting from any representation or warranty made in, in connection with or as an inducement to this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including, without limitation, Delaware laws relating to applicable statutes of limitations and burdens of proof and available remedies.

Section 8.15 Disputes; Consent to Jurisdiction.

(a) All Agreement Disputes will be resolved in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement.

(b) Subject to the provisions of Article VIII of the Separation and Distribution Agreement, each of the Parties agrees that the exclusive jurisdiction for any Agreement Disputes shall be brought and determined exclusively in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any Agreement Dispute may be brought in any federal court located in the State of Delaware or any other Delaware state court (the “Delaware Courts”). Each Party further agrees that any Party may make service on the other Party by delivering notice or a copy of the process by United States registered mail to such other Party’s address set forth in Section 8.5 shall be effective as to the contents of such notice or document. Nothing in this Section 8.15(b), however, shall affect the right of any Party to serve legal process in any other manner permitted by Law. Each of the Parties irrevocably and unconditionally waives any objection, including based on forum non conveniens or otherwise, which it may now or hereafter have to the laying of venue of any Agreement Dispute in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead, assert or claim that any such Delaware Court lacks jurisdiction over any Party hereto or that any such Agreement Dispute brought in any such court has been brought in an inconvenient forum.

Section 8.16 Specific Performance. The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms, and monetary damages, even if available, would not be an adequate remedy for any such failure to perform or any breach of this Agreement. Accordingly, it is hereby agreed that the Parties shall be entitled to an injunction or injunctions to enforce specifically the terms and provisions hereof in any court specified in Section 8.15(b) without proof of actual damages. Each Party agrees that it will not oppose (and hereby waives any defense in any action for) the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that the other Party hereto has an adequate remedy at law. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 8.17 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED RELATED TO, ARISING OUT OF OR RESULTING FROM THIS AGREEMENT OR THE COURSE OF DEALING OR RELATIONSHIP BETWEEN THE PARTIES, INCLUDING THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.17.

Section 8.18 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 8.19 Mutual Drafting. The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 8.20 Authorization. Each of the Parties hereby represents and warrants that (a) it has the power and authority to execute, deliver and perform this Agreement, (b) this Agreement has been duly authorized by all necessary corporate action on the part of such Party and (c) this Agreement constitutes a legal, valid and binding obligation of each such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 8.21 No Duplication; No Double Recovery. Nothing in this Agreement (or in the Separation and Distribution Agreement or any other Ancillary Agreement) is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 8.22 No Reliance on Other Party. The Parties represent to each other that this Agreement is entered into with full consideration of any and all rights which the Parties may have. The Parties have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. Each Party is not relying upon any representations or statements made by the other Party, or any such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. Each Party hereto is not relying upon a legal duty, if one exists, on the part of the other Party (or any such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no Party shall ever assert any failure to disclose information on the part of the other Party as a ground for challenging this Agreement or any provision hereof.

[The remainder of this page has been intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed the day and year first above written.

CRANE HOLDINGS, CO.

By:
Name:	[•]
Title:	[•]

CRANE COMPANY

By:
Name:	[•]
Title:	[•]

[Signature Page to Transition Services Agreement]